UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported) October 8, 2010

                            NORTHRIDGE VENTURES INC.
             (Exact name of registrant as specified in its chapter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-52239
                            (Commission File Number)

                                   98-0449083
                       (IRS Employer Identification No.)

                       2325 Hurontario Street, Suite 204
                           Oakville, Ontario  L5A 4K4
                    (Address of principal executive offices)

                                 (647) 294-8537
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act

Item  1.01     Entry  into  a  Material  Definitive  Agreement

MINERAL  CLAIM  PURCHASE  AGREEMENT

By a Mineral Claim Purchase Agreement dated October 8, 2010 between Northridge Ventures Inc. and Thomas Mills we have acquired a 100% interest in the Paradise River Property: four non-contiguous mineral exploration licenses comprising 19 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174 acres). The mineral licenses underlying the Paradise River Property are registered with the Government of Newfoundland and Labrador and are presently in good standing. The closing of the acquisition will take place on November 8, 2010. We paid Thomas Mills, who is the son of Gisela Mills, one of our controlling stockholders, the sum of $10,000 CAD for the mineral licenses. Except as one of our stockholders, Gisela Mills did not receive any benefit from the acquisition of the transfer of the mineral licenses. A copy of the Mineral Claim Purchase Agreement is attached as Exhibit 10.1. See also Item 2.01.

     PROMISSORY  NOTE

On October 8, 2010, we issued a promissory note to an unaffiliated third party for $54,000. The note is due and payable on October 8, 2011, and accrues interest at the rate of 20% per annum, calculated semi-annually, payable on the due date. A copy of the promissory note is attached as Exhibit 10.2. See also
Item  2.03.

Item  2.01    Completion  of  Acquisition  or  Disposition  of  Assets

On October 8, 2010, we acquired a 100% interest in the Paradise River Property: four non-contiguous mineral exploration licenses comprising 19 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174 acres). The mineral licenses underlying the Paradise River Property are registered with the Government of Newfoundland and Labrador and are presently in good standing. The closing of the acquisition will take place on November 8, 2010. See also Item 1.01, "Mineral Claim Purchase Agreement".

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 8, 2010, we borrowed $54,000 from an unaffiliated third party. The loan is due and payable on October 8, 2011 and accrues interest at the rate of 20% per annum, calculated semi-annually, payable on the due date. We may repay the loan in whole or in part at any time prior to the due date. See also Item 1.01, "Promissory Note".

ITEM  3.02    UNREGISTERED  SALES  OF  EQUITY  SECURITIES

On October 11, 2010, we sold 13,200,000 shares of our common stock at a price of $0.005 per share to Gisela Mills, one of our controlling stockholders, for total cash proceeds of $66,000. The shares were issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities. See also Item 5.01.

ITEM  5.01    CHANGES  IN  CONTROL  OF  REGISTRANT

On October 11, 2010, we sold 13,200,000 shares of our common stock at a price of $0.005 per share to Gisela Mills for total cash proceeds of $66,000 paid from her personal funds. As a result of this transaction, Mrs. Mills now beneficially owns 96% of our issued and outstanding common stock and thereby controls us.

                           FORWARD-LOOKING STATEMENTS

Information in this current report contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurance can be given that the future results anticipated by the forward-looking statements will be achieved. These statements constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Such statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled "Risk Factors". Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

The forward-looking statements are based upon management's current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

                                    BUSINESS

BACKGROUND

We were incorporated on March 18, 2003 as Portaltochina.com, Inc. for the purpose of developing and operating an Internet portal located on the World Wide Web at www.portaltochina.com. We experienced difficulty in launching our business through our portal due to the foreign currency administration policies in China. In light of our failure to earn any meaningful revenue, our management determined that we should revise our business plan to develop a new internet portal specifically focused on facilitating commercial real-estate transactions in Canada. On January 1, 2010, we relocated our office to 2325 Hurontario Street, Suite 204, Oakville, Ontario L5A 4K4 (telephone:
647-294-8537;  facsimile:  416-850-5739).

In accordance with the change in business focus and relocation of our principal office, on May 13, 2010 we changed our name to Northridge Ventures Inc. and increased our authorized capital to 800 million shares of common stock (par value $0.0001) and 200 million shares of preferred stock (par value $0.0001). On June 3, 2010, the Company completed a 10-for-1 reverse split of its authorized common stock, resulting in 80 million authorized common shares, of which 800,000 shares were issued and outstanding. On August 19, 2010, the Company again increased its authorized common stock to 800 million shares, without affecting the number of issued and outstanding common shares.

On October 8, 2010, we acquired from the son of one of our controlling stockholders a 100% interest in four non-contiguous mineral exploration licenses comprising 19 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174 acres).

On October 11, 2010, a change in control of the Company occurred when we sold 13,200,000 shares of our common stock to Gisela Mills, one of our controlling stockholders through a private placement for cash consideration of $66,000. As a result of this acquisition, Mrs. Mills acquired a majority of our voting stock and thereby controls the Company.

As a result of the recent acquisition of our mineral exploration licenses and change of control of the Company, we have changed our business to mineral exploration and abandoned our former business plan, including all planned internet-related development.

We have not been involved in any mergers or acquisitions since our inception, and there are no pending or anticipated mergers, acquisitions, spin-offs or recapitalizations.

MINERAL  EXPLORATION

We are an exploration stage company in that we are engaged in the search for mineral deposits that are not in either the development or production stage, with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. Since we are an exploration stage company, there is no assurance that commercially exploitable reserves of valuable minerals exist on our property. We need to do further exploration before a final evaluation of the economic and legal feasibility of our future exploration is determined.

We have not commenced business operations. To date, our activities have been limited to the development of our abandoned internet portal, organizational matters, acquiring our mineral claims, researching our claims and the preparation of our securities filings. Our assets are limited to our mineral claims, the acquisition of which, have been recorded as an expense in our financial statements in accordance with our accounting policy.

By a Mineral Claim Purchase Agreement dated October 8, 2010, between Northridge Ventures Inc. and the son of our controlling shareholder we have acquired a 100% interest in the Paradise River Property: four non-contiguous mineral exploration licenses comprising 19 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174 acres). The mineral licenses underlying the Paradise River Property are registered with the Government of Newfoundland and Labrador and are presently in good standing. The closing of the acquisition will take place on November 8, 2010.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Paradise River Property. Upon completion of each phase of exploration, we will make a decision as to whether or not we will proceed with each successive phase based upon the analysis of the results of that program. Our board of directors will make this decision based upon the recommendations of an independent geologist who will oversee the program and record the results.

We presently have no known reserves of any type of mineral. We plan to conduct appropriate exploration work on the Paradise River Property in order to ascertain whether it possesses commercially exploitable reserves of valuable minerals. There can be no assurance that commercially exploitable reserves of valuable minerals exist on the Paradise River Property or that we will discover them, if they exist. If we are unable to find reserves of valuable minerals or we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will cease operations and our stockholders may lose their investment.

Even if Phase I of our proposed exploration program identifies high priority geological targets suitable for a Phase II diamond drilling program, we will need to raise additional funding to finance the Phase II drilling program and any additional drilling and engineering studies that are required before we will know if we have commercially exploitable reserves of valuable minerals. We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

MINERAL  CLAIMS

The Paradise River Property consists of two non-contiguous mineral exploration licenses comprising a total of 19 claims having a total area of 425 hectares (mineral rights license numbers 018059M and 018061M), wholly owned by us. We hold all of our mineral titles free and clear of any encumbrances or liens.

The following table sets out all the mineral exploration licenses that currently compose the Paradise River Property.

--------------------------------------------------------------------------------
MINERAL                                                                 NATIONAL
EXPLORATION                                   NUMBER                 TOPOGRAPHIC
LICENSE                                           OF        AREA      SERIES MAP
NUMBER       LICENSEE HOLDER                  CLAIMS  (HECTARES)           SHEET
--------------------------------------------------------------------------------
018059M      Northridge Ventures Inc. (100%)      10         250          13H/05
018061M      Northridge Ventures Inc. (100%)       9         225          13H/05
--------------------------------------------------------------------------------
             TOTALS                               19         475
                                                          (1,174 acres)
================================================================================

Our mineral exploration licenses entitle us to explore the claims composing the Paradise River Property subject to the laws and regulations of the Province of Newfoundland and Labrador. Title to mineral claims are issued and administered by the Mineral Lands Division of the Ministry of Natural Resources, and title must comply with all provisions under the Mineral Act of Newfoundland and Labrador.

Under Newfoundland law, our mineral licenses may be held for one year after the date of Issuance Date, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing.

GLOSSARY  OF  TECHNICAL  TERMS

The following are the definitions of certain technical and geological terms used in this current report:

AMPHIBOLITE: A dark-colored metamorphic rock of mafic composition consisting mainly of the minerals hornblende and plagioclase.

ANORTHOSITE: A granular plutonic rock composed largely of labradorite or a more calcic feldspar.

ARCUATE:  Curved  or  bent.

CALC-SILICATE: pertaining to a rock or mineral that is predominantly composed of calcium, silicon, and oxygen.

CU:  The  chemical  symbol  for  Copper.

ESKERS: A long, narrow ridge of coarse gravel deposited by a stream flowing in or under a decaying glacial ice sheet.

FLUVIOGLACIAL: Pertaining to the meltwater streams flowing from wasting glacier ice and esp. To the deposits and landforms produced by such streams, as kame terraces and outwash plains; relating to the combined action of glaciers and streams.

FOLIATED: Of a planar structure or any planar set of minerals in metamorphic rocks that formed from direct pressure during deformation.

GABBRO: Coarse grained mafic intrusive rock composed mainly of plagioclase and pyroxene.

GABBROIC:  Having  the  quality  of  gabbro.

GNEISS: A layered or banded crystalline metamorphic rock, the grains of which are aligned or elongated into a roughly parallel arrangement.

GRANITE: An igneous (formed from molten material) rock that solidified within the Earth's crust and is principally composed of quartz, feldspar, and biotite.

GRANITIC:  See  Granitoid.

GRANITOID:  Pertaining  to  or  composed  of  granite.

GRANODIORITE: a particular type of igneous rock, composed essentially of the minerals quartz and sodium-rich feldspar.

INTRUSION:  A  mass  of  rock  that has been forced into or between other rocks.

INTRUSIVE: A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

K-FELDSPAR: A type of feldspar containing potassium, an essential mineral in granites.

LEUCOGABBRONORITE: A type of gabbro which contains the mafic minerals clinopyroxene (Ca-Mg rich silicate) and orthopyroxene (Mg-rich silicate).

LITHOSTRUCTURAL:  Geological.

MAFIC: Pertaining to or composed of the ferromagnesian rock-forming silicates, said of some igneous rocks and their constituent minerals.

MEGACRYSTIC: Of or having the quality of a coarse single crystal (discrete nodule).

METAGABBRO: A dark hard intrusive igneous rock that has been altered by heat and/or pressure below the earth's surface

METASEDIMENTARY: Having the quality of a sediment or sedimentary rock that shows evidence of having been subjected to metamorphism.

MIGMATITIZCD: Having the quality of a composite rock composed of igneous or igneous-appearing and metamorphic materials that are generally distinguishable megascopically.

MONZONITE: A granular plutonic rock containing approximately equal amounts of orthoclase and plagioclase, and thus intermediate between syenite and diorite.

NORITE: An intrusive rock similar to gabbro but containing an orthopyroxene (hypersthene) as the dominant mafic mineral.

ORTHOGNEISS: Gneiss formed by squeezing (deformation and usually some recrystallization) of a granitic igneous plutonic rock.

PELITIC: A fine-grained sedimentary rock composed of more or less hydrated aluminum silicates with which are mingled small particles of various other minerals.

PROTOLITH:  the  precursor  lithology  of  a  metamorphic  rock.

PSAMMITIC:  Of  or  having  the  quality  of  fine-grained,  clayey  sandstone.

QUARTZITE: A very hard, clean, white metamorphic rock formed from a quartz arenite sandstone.

SULPHIDE: minerals in which the metallic elements are chemically bound to sulphur.

HISTORY  OF  THE  CLAIMS

Early knowledge of the area is based mainly on descriptions of coastal localities and 1:500000 scale reconnaissance mapping and mineral exploration of the interior. More recently, complete aeromagnetic coverage and lake-sediment geochemical data have become available for the region.

Geological mapping at 1:100,000 scale, as a 5-year Canada - Newfoundland joint project aimed at mapping an 80 km coastal fringe of the Grenville Province in southern Labrador, was carried out from 1984 to 1987 by the Newfoundland and Labrador Geological Survey. Further studies conducted between 1986 and 1994 used U -Pb geochronology to directly determine the age of deformation within the zones developed throughout the region.

The earliest reported exploration activity in the area includes intermittent work carried out by the British Newfoundland Exploration Company (BRINEX). Initial geological mapping and mineral potential evaluation was carried out in 1954, which resulted in a favorable recommendation of the area for Ti, Cu, Ni and Au mineralization. In 1959, airborne magnetic and electromagnetic surveys were flown, and a combined geological, lake sediment geochemical, ground electromagnetic and prospecting program was undertaken in 1965. Active interest by BR1NEX ceased after further reconnaissance geological mapping in 1966.

Spurred on by the mineral exploration staking rush following the Voisey's Bay discovery, the area has seen mineral exploration during the late 1990s. Consolidated Viscount Resources Ltd and Consolidated Magna Ventures Limited completed some detailed exploration work in the area. Detailed work was completed during 1995 and 1996 over this area, and included prospecting, geological mapping, geochemical sampling, grid establishment and geophysics.

LOCATION  AND  ACCESS

The Paradise River Property is located approximately 22 km west-southwest of the abandoned community of Paradise River, and 50 km southwest of the community of Cartwright. Our mineral licenses lie within National Topographic Series map sheet 13H/05.

The Paradise River Property is approximately 17 km from tidewater. Cartwright, located 225 km east of the town of Happy Valley - Goose Bay, has a gravel air strip for scheduled air traffic, and is serviced by chartered float plane and scheduled coastal boat traffic during ice free months (June to October). The town has a motel, and some supplies and services can be procured there.

The Paradise River claims are accessible by helicopter for the purpose of an initial property assessment. Lodging and meals could be support from the community of Cartwright, or from a cabin in the vicinity of Paradise River. The Trans Labrador Highway passes east of Paradise River, and at its closest point is 11.5 km from the property.

TOPOGRAPHIC  AND  PHYSICAL  ENVIRONMENT

The area is moderately to openly forested and underlain by a thick layer of muskeg and Caribou moss. The property area is drained by several intermittent bogs and streams which flow into the Eagle and Paradise Rivers. The topography of the area is relatively flat to locally rugged, with elevations ranging from 100 to 300 meters above sea level.

The claims are located with in the Paradise River ecoregion, classified as having a maritime mid-boreal ecoclimate, with its forests dominated by closed stands of balsam fir and black spruce. The region is dominated by northwest trending (locally northeast-trending in the Paradise River area) lakes and bays which mimic the structural grain of the bedrock. Relief is locally rugged, with elevations reaching 300m above sea level. The area is heavily wooded, with some open barren areas on ridges and hilltops.

Composed of granites, gneisses, and gabbroic intrusive rocks, this area is rough and undulating with deeply dissected coastal margins. Its surface rises rapidly from the sea coast to elevations of about 300 masl, and is covered with sandy morainal deposits of variable thickness. Fluvioglacial deposits are sporadically distributed in the form of eskers and river terraces.

The general area is marked by cool, rainy summers and cold winters. The mean annual temperature is approximately 1 C. The mean summer temperature is 11.5 C and the mean winter temperature is -9 C. The mean annual precipitation ranges 800-1100 mm.

REGIONAL  GEOLOGY

The Paradise River Property is located within the Grenville Province, south eastern Labrador, and straddles three major lithostructural terranes: Hawke River, Lake Melville and Mealy Mountains. The Lake Melville terrane is an arcuate belt up to about 60 km wide, but tapering to a much narrower, more highly deformed region toward the southeast.

The main rock types in the Lake Melville terrane are granitoid orthogneisses grading into less migmatized equivalents (1677 +16/-15 Ma), and K-feldspar megacrystic granitoid rocks (1678 +/- 6 Ma). Metasedimentary gneiss forms a high proportion of the Lake Melville terrane, with pelitic and psammitic gneisses most common, but with minor quartzite and calc-silicate units present. The pelitic-psammitic gneisses commonly grade into metasedimentary diatexite. There is a close spatial association between K-feldspar megacrystic granitoid rocks and pelitic metasedimentary gneiss.

Layered mafic intrusions are a key feature of the Lake Melville terrane and mostly concentrated close to the leading (north) edge of the terrane. The rocks include anorthosite, norite, gabbro, and monzonite. A unit unique to the Lake Melville terrane is the Alexis River anorthosite. This severely deformed, distinctive layered intrusive body of anorthosite and leucogabbronorite forms an excellent marker unit, which, despite being less than 5 km wide is traceable along strike for over 150 km.

LOCAL  GEOLOGY

The Paradise River property is located two kilometers west of a major thrust fault, which is one of a series of thrust faults associated with the contact of the Lake Melville and Hawke River Terranes. Structures in the property area define a consistent north to northeast trend associated with deformation along a north directed thrust fault two kilometers to the east of the property. The fault is one of a series of faults associated with the boundary between the Lake Melville and Hawke River terranes. Several smaller-scale thrust faults are associated with the boundary of the two terranes in the Crooked Lake area and to the north.

The consistent north trending lineations, fold axes and gneissosities in the Crooked Lake area suggest that deformation associated with regional thrusts zones is penetrative and that fabrics have been structurally rotated along north to northwest-trending axes. Strongly lineated granite outcrops in the area is likely related to deformation along the thrust fault to the east of the property.

The property is underlain by metasedimentary gneiss, including pelitic and psammitic components, granodiorite and granite gneiss, foliated granodiorite, amphibolite and metagabbro.

EXPLORATION  PROGRAM

Our management believes that the Paradise River Property warrants further exploration because the regional and local geology indicate a reasonably prospective environment for hosting Ni-Cu sulphide deposit. In particular, the area contains sulphide-bearing rock, through which mafic, Ni-bearing magma intrudes. The area also contains large, strong conductors, many with magnetic anomalies. Our management intends to implement a two-phase exploration program to further evaluate the property.

An estimated budget for our exploration program is set out in the following table:

--------------------------------------------------------------------------
PHASE I
--------------------------------------------------------------------------
Geologist, sampling and mapping supervision                       $  2,700
Geological assistant                                              $  1,500
Rock, stream sediment and till sampling                           $  2,500
Room and board lodging in Charlottetown                           $  1,000
Transportation from Goose Bay to project area                     $ 13,500
Permits, fees, filings, insurance and other administrative items  $  1,000
Reports and maps                                                  $  1,000
Overhead                                                          $  3,480
--------------------------------------------------------------------------

TOTAL PHASE I COSTS:                                              $ 26,680
--------------------------------------------------------------------------

PHASE II
--------------------------------------------------------------------------

Diamond Drilling and Core Sampling                                $170,000
Overhead                                                          $ 25,500
--------------------------------------------------------------------------

TOTAL PHASE II COSTS:                                             $195,500
--------------------------------------------------------------------------

TOTAL PROGRAM COSTS:                                              $221,180
==========================================================================

Actual  project  costs  may  exceed  our  estimates.

We presently have sufficient capital to complete Phase I of our exploration program, but we have insufficient funds to begin Phase II. If Phase I of our exploration program identifies high priority targets for further exploration in Phase II, then we will be required to raise additional financing to fund Phase
II. Subject to financing, we expect to complete Phase II within 12 months of obtaining our Phase I results.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

MANAGEMENT  EXPERIENCE

Our sole executive officer has no professional training or technical credentials in the exploration, development, and operation of mines. Consequently, we may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Moreover, with no direct training or experience, our sole executive officer may not be fully aware of the specific requirements related to working in this industry. She may make mistakes in her decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

GEOLOGICAL  AND  TECHNICAL  CONSULTANTS

Since our sole officer and director is inexperienced with exploration, we intend to retain qualified persons on a contract basis to perform the surveying, exploration, and excavating of the Paradise River Property as needed. We do not presently have any verbal or written agreement regarding the retention of any such person for the exploration program.

COMPETITIVE  FACTORS

The mining industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we will generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

LOCATION  CHALLENGES

We do not expect any major challenges in accessing the Paradise River Property during the initial exploration stages.

REGULATIONS

Our mineral exploration program is subject to the regulations of the Department of Natural Resources of Newfoundland & Labrador.

We will secure all necessary permits for exploration and, if development is warranted on the property, we will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Exploration stage companies are not required to discuss environmental matters except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in Canada is returning the surface to its previous condition upon abandonment of the property.

EMPLOYEES

We currently have no employees other than our sole officer and director, who has not been paid for her services and will not receive compensation from the proceeds of this offering. We do not have any employment agreements with our sole officer and director. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The independent contractors will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

                                  RISK FACTORS

ANY INVESTMENT IN OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS CURRENT REPORT, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING AN INVESTMENT IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED AND OUR STOCKHOLDERS COULD LOSE ALL OR PART OF THEIR INVESTMENT. THIS DISCUSSION ALSO IDENTIFIES IMPORTANT CAUTIONARY FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE WE CURRENTLY ANTICIPATE.

(1) IT IS IMPOSSIBLE TO EVALUATE THE INVESTMENT MERITS OF CASTMOR BECAUSE WE HAVE NO OPERATING HISTORY.

We are a development stage company with no operating history upon which an evaluation of our future success or failure can be made. Thus far, our activities have been primarily limited to organizational matters, taking delivery of product samples, sales promotion, raising capital, and the preparation and filing of our securities filings. As a start-up enterprise, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in our company in light of the uncertainties encountered by start-up companies in a competitive environment. There can be no assurance that our business will be successful or that we will be able to attain profitability. Our future viability, profitability and growth will depend upon our ability to successfully implement our business plan and to expand our operations. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

(2) SINCE MINERAL EXPLORATION IS A HIGHLY SPECULATIVE VENTURE, ANYONE PURCHASING OUR STOCK WILL LIKELY LOSE THEIR ENTIRE INVESTMENT.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the exploration of these claims will probably be lost. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which we cannot insure or which we may elect not to insure. In such a case, we would be unable to complete our business plan and our stockholders may lose their entire investment.

(3)     IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for significant expenses in connection with the exploration of our mineral property. Phase I of the proposed exploration program on our claims is estimated to cost $26,680. While we presently have sufficient funds to complete Phase I, we will require additional financing in order to complete Phase II, which is estimated to cost $195,500. Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable minerals, we will require additional funds in order to place our mineral claim into commercial production. While we do not presently have sufficient information about the claims to estimate the amount required to place the mineral claims into commercial production, there is a risk that we may not be able to obtain whatever financing is required. Obtaining additional financing will depend on a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing impracticable. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our stockholders may lose their entire investment.

(4) SINCE MARKET FACTORS IN THE MINING BUSINESS ARE OUT OF OUR CONTROL, WE MAY NOT BE ABLE TO PROFITABLY SELL ANY MINERALS THAT WE FIND.

If we are successful in locating commercially exploitable reserves of valuable minerals, we can provide no assurance that we will be able to sell it. Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include fluctuations in the market price of such minerals due to changes in supply or demand, the proximity and capacity of processing facilities for the discovered minerals, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The precise effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital so that our investors may lose their entire investment.

(5) IF WE CANNOT COMPETE SUCCESSFULLY WITH OTHER EXPLORATION COMPANIES, OUR EXPLORATION PROGRAM MAY SUFFER AND OUR STOCKHOLDERS MAY LOSE THEIR INVESTMENT.

We are an exploration stage company engaged in the business of exploring for commercially producible quantities of minerals. We compete with other mineral resource exploration stage companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration stage companies. The presence of competing mineral resource exploration stage companies may impede our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

Many of the resource exploration stage companies with whom we compete have greater financial and technical resources than we do. These competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties.
As a result, our competitors will likely have resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies. This competition could adversely impact our ability to finance the exploration of our mineral property.

(6) COMPLIANCE WITH GOVERNMENT REGULATIONS IN THE COURSE OF EXPLORING OUR MINERAL PROPERTY MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM SO THAT WE ARE UNABLE TO COMPLETE THE PROGRAM OR ACHIEVE PROFITABILITY.

Exploration and exploitation activities are subject to federal, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

We will be subject to the Mining Act of Newfoundland as we carry out our exploration program. We may be required to obtain work permits, post bonds, and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program. If we are unable to complete our exploration program or achieve profitability, our investors may lose their entire investment.

(7) SINCE OUR SOLE EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, SHE WILL ONLY BE DEVOTING SIX HOURS PER WEEK TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.

Our sole executive officer has other outside business activities and will only be devoting six hours per month, to our operations. As a result, our operations may be sporadic and occur at times that are convenient to her. Consequently, our business activities may be periodically interrupted or suspended.

(8) SINCE SUBSTANTIALLY ALL OF OUR ASSETS AND OUR SOLE OFFICER AND DIRECTOR ARE LOCATED OUTSIDE THE UNITED STATES, IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR OUR SOLE OFFICER AND DIRECTOR.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of our sole officer and director. Our sole officer and director is a resident of Canada and does not have an agent for service in the United States. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

(9) SINCE OUR SOLE EXECUTIVE OFFICER HAS NO EXPERIENCE IN MINERAL EXPLORATION AND DOES NOT HAVE FORMAL TRAINING SPECIFIC TO MINERAL EXPLORATION, THERE IS A HIGHER RISK THAT OUR BUSINESS WILL FAIL.

Our sole executive officer has no experience in mineral exploration and does not have formal training in geology or in the technical aspects of management of a mineral exploration company. This inexperience presents a higher risk that we will be unable to complete our business plan for the exploration of our mineral claims. In addition, we must rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and may be impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and that our investors will lose all of their investment.

(10) IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS MAY FAIL.

Our future success depends, to a significant extent, on our ability to attract, train and retain capable technical, sales and managerial personnel. Recruiting and retaining capable personnel, particularly those with expertise in the solar power industry, is vital to our success. There is substantial competition for qualified technical and managerial personnel, and there can be no assurance that we will be able to attract or retain the necessary persons. If we are unable to attract and retain qualified employees, our business may fail and our investors could lose their investment.

(11) CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DISCOURAGE MERGERS AND OTHER TRANSACTIONS.

Certain provisions of our Articles of Incorporation and Bylaws may make it more difficult for someone to acquire control of Northridge. These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business. These provisions could limit the price that certain investors might be willing to pay for shares of our common stock. These provisions, and others, may be beneficial to our management and the board of directors in a hostile tender offer, and may have an adverse impact on stockholders who may want to participate in such tender offer, or who may want to replace some or all of the members of the board of directors.

(12) WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE THE PROPORTION OF OWNERSHIP OF OUR STOCKHOLDERS AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 800,000,000 shares of common stock, par value $0.0001. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

(13) WE MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN OUR COMMON STOCK, WHICH MAY ENTRENCH MANAGEMENT AND RESULT IN DILUTION OF OUR STOCKHOLDERS' INVESTMENT.

Our Articles of Incorporation authorize the issuance of up to 200,000,000 shares of preferred stock, par value $.0001 per share. The authorized but unissued preferred stock may be issued by our board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of our board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any: (i) the rate of dividends payable thereon; (ii) the price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our board of directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this current report, no shares of preferred stock have been issued.

(14) SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY RESELLING SHARES PURCHASED THROUGH THIS OFFERING.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. Therefore, we do not anticipate declaring or paying dividends in the foreseeable future. Furthermore, payment of dividends, if any, in the future is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors.

(15) OUR INVESTORS MAY NOT BE ABLE TO RESELL THEIR SHARES BECAUSE WE DO NOT INTEND TO REGISTER OUR SHARES FOR SALE IN ANY STATE AND THERE IS NO ESTABLISHED PUBLIC TRADING MARKET FOR OUR COMMON STOCK.

It may difficult or impossible for investors to sell our common stock or for them to sell our common stock for more than the offering price even if our operating results are positive. We do not intend to register our common stock with any State. Therefore, investors will not be able to resell their shares in any State unless the resale is exempt under the Blue Sky laws of the State in which the shares are to be sold. While our common stock is presently quoted on the NASD Over-the-counter Bulletin Board, there is no established trading market for it. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price of our common stock was arbitrarily determined by us, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price.

(16) THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

                             FINANCIAL INFORMATION

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A
RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS CURRENT REPORT.

OVERVIEW

Our business plan is to explore the Paradise River Property to determine whether there are commercially exploitable reserves of valuable minerals. Phase I of our exploration program will consist of expanded geological mapping, and geochemical sampling that will cover previously established grid areas, as well as other prospective sites that may be developed to delineate either base metals or industrial minerals. Geochemical sampling will include rock, stream sediment and till sampling. Several airborne electromagnetic anomalies will be re-verified on the ground and mapped for size and extent. If Phase I develops any high priority targets for further exploration, then we will proceed with Phase II of the proposed exploration program, consisting of 800 to 1000 metres of diamond drilling, mobilized to the nearest road by truck, then helicopter-supported from that point. We anticipate that Phase I will cost approximately $26,680 while Phase II would cost approximately $195,500. To date, we have not commenced exploration on the Paradise River Property.

We expect that Phase I of our exploration program will be concluded by June 1, 2011. During Phase I we will retain a consulting geologist to review all past exploration data relating to the Paradise River Property and plot relevant information on a map. This is known as geological mapping. Based on this mapping, the geologist will choose property areas that are most likely to host economic mineralization. He will then conduct a sampling program focusing on these property areas by gathering rock and soil samples from the identified areas that appear to contain mineralization. The samples will be sent to a laboratory for mineral analysis. By June 30, 2011, we should receive the results of the sample analysis and be able to determine which property areas, if any, contain significant mineralization.

If the results of Phase I warrant further exploration, we plan to commence Phase II of the exploration program in August 2011. Phase II will take approximately three months to complete and will consist of using heavy equipment to drill up to five holes to a depth of 200 meters. Drilling locations will be determined by analyzing the results of the Phase I sampling program. Cylinders of rock will be removed from the drill holes and sent to a laboratory for mineral analysis. Results will indicate the presence of any minerals below the property surface.

We presently have sufficient capital to complete Phase I of our exploration program, but we have insufficient funds to begin Phase II. If Phase I of our exploration program identifies high priority targets for further exploration in Phase II, then we will be required to raise additional financing to fund Phase
II. Subject to financing, we expect to complete Phase II within 12 months of obtaining our Phase I results.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

Our sole executive officer will only be devoting approximately six hours per week of her time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months because all exploratory work is being performed by an outside consultant. If, however, the demands of our business require more time of our officer, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, she is prepared to adjust her timetable to devote more time to our business. She may, however, not be able to devote sufficient time to the management of our business, as and when needed.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program.

We do not have plans to purchase any significant equipment or to hire any employees during the next 12 months, or until we have proved reserves.

We have not earned revenue since inception and we presently have no proven or probable mineral reserves. There is no assurance that our mineral claims contain commercially exploitable reserves of valuable minerals. Since inception, we have suffered recurring losses and net cash outflows from operations, and our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We expect to continue to incur substantial losses to implement our business plan. We have not established any other source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our investors may lose all of their investment.

RESULTS  OF  OPERATIONS

We have not earned any meaningful revenue since inception on March 18, 2003. We do not anticipate earning revenue until such time as we have entered into commercial production of the Paradise River Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable reserves of valuable minerals on the Paradise River Property, or that if such resources are discovered that we will commercially produce them.

We posted an operating loss of $21,983 for the period ending August 31, 2010, due primarily to professional fees and transfer agent costs. This was an increase from the operating loss of $16,420 for the previous fiscal year primarily resulting from higher professional fees in relation to business development.

LIQUIDITY  AND  CAPITAL  RESOURCES

As of August 31, 2010, we had total assets of $7,175, comprised entirely of prepaid expenses. This is a decrease from $23,557 in total assets as of May 31, 2010. The decrease was attributable to professional fees and administrative expenses.

As of August 31, 2010, our total liabilities increased to $11,910 from $6,309 as of August 31, 2010. This increase primarily resulted from payments of professional fees and transfer agent costs.

On October 8, 2010, we secured a loan of $54,000 from an unaffiliated third party at an interest rate of 20% on the unpaid balance, calculated semi-annually. The loan and all accrued interest are due and payable on October 8, 2011. We may pay all or part of the loan at any time before the due date.

On October 11, 2010, we completed a private placement of 13,200,000 shares of our common stock at a price of $0.005 per share to a controlling shareholder for total cash proceeds of $66,000.

Our business is in the early stages of development. We have not generated revenue since the date of inception. As a result of recent financing activity, we presently have sufficient working capital to maintain our present level of operations for the next 12 months and to complete Phase I of our proposed exploration program, but not Phase II. We will require additional funding in order to complete Phase II of our exploration program.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

We will be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the renewable energy industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

There is no assurance that we will be able to obtain financing on terms satisfactory to use, or at all. We do not have any arrangements in place for any future financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

                                   PROPERTIES

We have a 100% interest in 19 mineral claims comprising the Paradise River Property. This interest only relates to the right to explore for and extract minerals from the claims. We do not own any real property interest in the claims. We do not own or lease any property other than the Paradise River Property.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 12, 2010, information concerning ownership of our securities by (i) each director, (ii) each executive officer,
(iii) all directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than five percent of each class:

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

--------------------------------------------------------------------------------
                                                            Beneficial Ownership

                                                             Common   Percentage
Name of Beneficial Owner                                     Shares     of class
--------------------------------------------------------------------------------
Caroline Rechia                                             250,000           2%
--------------------------------------------------------------------------------
All directors and executive officers,
as a group                                                  250,000           2%
================================================================================
Gisela Mills                                             13,500,000          96%
--------------------------------------------------------------------------------
All beneficial owners of more than
5% of the Company's common stock, as a group             13,500,000          96%
================================================================================

The address for all directors, executives officers and beneficial owners of more than 5% of our common stock is 2325 Hurontario Street, Suite 204, Oakville, Ontario L5A 4K4.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the board of directors.

--------------------------------------------------------------------------------
                                                                PERIOD SERVED AS
NAME             POSITION                                  AGE  DIRECTOR/OFFICER
--------------------------------------------------------------------------------
Caroline Rechia  President, CEO, Treasurer and a director   40   2007 to present
================================================================================

Caroline Rechia serves as our sole officer and director. Since 2005, Ms. Rechia has been an independent web-designer. From 2001 to 2005, Ms. Rechia was employed as a systems analyst by Chalk Media Corp., a privately held company based in Vancouver, British Columbia, that creates custom learning and marketing campaigns for corporations through rich media content, strategic design and targeted delivery. From 2000 to 2001, Ms. Rechia provided usability testing services to THINQ Learning Solutions, Inc., a privately held company headquartered in Baltimore, with operations in the United States, Canada and the U.K. that provides enterprise learning management tools to corporations and government agencies. From 1997 to 2000, Ms. Rechia was employed as a communications specialist for Canadian Tire Corporation, Ltd. Ms. Rechia received a Bachelor of Arts from the University of Toronto in 1994. She presently devotes approximately 6 hours a week to our business.

The address for our officers and directors is 2325 Hurontario Street, Suite 204, Oakville, Ontario L5A 4K4.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

During the past ten years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES  OF  THE  BOARD

All proceedings of the board of directors for the fiscal year ended December 31, 2009 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Northridge does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Northridge does not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Caroline Rechia, at the address appearing on the first page of this registration statement.

AUDIT  COMMITTEE  FINANCIAL  EXPERT

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

INDEMNIFICATION

Our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             EXECUTIVE COMPENSATION

To date we have no employees other than our sole officer and director. No compensation has been awarded, earned or paid to our sole officer and director. We have no employment agreements with our officer.

There is no arrangement pursuant to which a director has been or is compensated for services provided as a director.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 8, 2010, we acquired a 100% interest in two non-contiguous mineral exploration licenses (license numbers 017985M and 017987M) comprising 17 claims located along south-eastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 425 hectares (1,054.8 acres). The closing of the acquisition will take place on November 8, 2010. We acquired the mineral licenses from Thomas Mills, who is the son of Gisela Mills, our controlling stockholder, for $10,000 CAD. Except as one of our stockholders, Gisela Mills did not receive any benefit from the acquisition of the transfer of the mineral licenses.

                               LEGAL PROCEEDINGS

Neither Northridge nor its sole officer and director is a party to any material legal proceeding or litigation, and our sole officer and director knows of no material legal proceeding or contemplated or threatened litigation. There are no judgments against Northridge or its sole officer and director. Our sole officer and director has not been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED
                              STOCKHOLDER MATTERS

Our common stock is quoted on the NASD over-the-counter bulletin-board under the symbol "PCHN". Trading of our stock is sporadic and does not constitute an established public market for our shares.

HOLDERS

On October 12, 2010, the stockholders' list of our shares of common stock showed 57 registered holders of our shares of common stock and 14,000,000 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND  POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

CONVERTIBLE  SECURITIES

We have not issued and do not have outstanding any other securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                    RECENT SALES OF UNREGISTERED SECURITIES

On October 11, 2010, we issued 13,200,000 shares of our common stock at a price of $0.005 per share to one of our controlling stockholders for total cash proceeds of $66,000. The shares were issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

                          DESCRIPTION OF CAPITAL STOCK

COMMON  STOCK

We are authorized to issue up to 800,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Holders of our common stock do not have pre-emptive rights to purchase shares in any future issuance of our common stock. Our common stock does not carry any conversion rights and there are no redemption provisions.

Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or by our Bylaws, the presence in person or by proxy duly authorized by holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. There are no provisions for a sinking fund in respect of our common stock.

PREFERRED  STOCK

We are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No shares of our preferred stock are currently outstanding. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

ANTI-TAKEOVER  EFFECTS  OF  OUR  ARTICLES  OF  INCORPORATION  AND  BYLAWS

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Northridge or changing its board of directors and management. According to our Articles of Incorporation and Bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Northridge by replacing its board of directors.

NEVADA  ANTI-TAKEOVER  LAWS

BUSINESS COMBINATIONS

The "business combination" provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various "combination" transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

     the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A "combination" is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

CONTROL  SHARE  ACQUISITIONS.

The "control share" provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "control shares" and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

TRANSFER  AGENT

Our transfer agent and registrar is Transfer Online Inc., located at 512 SE Salmon Street, Portland, OR 97214.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law provides for discretionary indemnification for each person who serves as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the NRS. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Our bylaws provide the following indemnification under Article VI:

01. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02. DERIVATIVE ACTION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 01 or 02 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04. AUTHORIZATION. Any indemnification under Sections 01 and 02 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 01 and 02 of this Article. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the stockholders. Anyone making such a determination under this Section 04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05. ADVANCES. Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 04 of this Article upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation as authorized in this Section.

06. NONEXCLUSIVITY. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

08. FURTHER BYLAWS. The Board of Directors may from time to time adopt further bylaws with specific respect to indemnification and may amend these and such bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this Current Report.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

We have no disagreements with our auditor through the date of this current report.


ITEM 5.03          AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
FISCAL YEAR

On and effective October 12, 2010, our board of directors adopted Amended and Restated Bylaws that replace the former Bylaws in their entirety. The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements

The audited Financial Statements of Northridge Ventures Inc. for the fiscal years ended May 31, 2010 and 2009, are incorporated by reference from the Form 10-K filed on August 13, 2010.

The unaudited Financial Statements of Northridge Ventures Inc. for the three month period ended August 31, 2010, are incorporated by reference from the amended Form 10-Q filed on October 8, 2010.

(b)     Exhibits

Exhibit 3.1      Amended and Restated Bylaws of Northridge Ventures Inc.

Exhibit 10.1 Mineral Claim Purchase Agreement between Northridge Ventures Inc. and Thomas Mills

Exhibit 10.2     Promissory note dated October 8, 2010

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NORTHRIDGE  VENTURES  INC.


Date: October 12, 2010                   /s/ Caroline Rechia
                                         Caroline  Rechia
                                         President  &  Chief  Executive  Officer